SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020 (April 6, 2020)

PALAYAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55348	83-4575865
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9300 Conroy Windermere Rd. #3250

Windermere, FL 34786

(407) 536-9422

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Closing of Scythian Mining Group Limited Share Exchange Agreement

On June 1, 2020 (the “Closing Date”), Palayan Resources, Inc., a Nevada corporation (the “Company”), Scythian Mining Group Limited, a company duly formed under the laws of United Kingdom (Company#: 11038421) (“SMG”), and SMG’s wholly owned subsidiary SMG-Gold B.V., a Dutch limited liability company (Company KVK# 76235548) (“SMG-Gold”) (SMG is the sole-shareholder of SMG-Gold) entered into a Waiver of Conditions & Closing Agreement waiving certain closing conditions and closing that certain Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, SMG and SMG-Gold dated April 4, 2020, originally reported on Form 8-K filed with the Commission on April 6, 2020, as Exhibit 10.01 and incorporated herein by reference.  As per the terms of the Share Exchange Agreement, the Company acquired 100% of the shares of SMG-Gold from the SMG-Gold Shareholder (the “SMG-Gold Shares”) in exchange for One Million shares of the Company’s Preferred Series A and One Million shares of the Company’s Preferred Series C.  The Preferred Series A shares vote at a ratio of 100 to 1 and convert at a ratio of 15 to 1 while the Preferred Series C shares have no voting rights but convert at a ratio of 30 to 1.  These amounts represent 60% of the Company’s total number of issued and outstanding common stock calculated on an as converted basis. As a result of the closing of the Share Exchange Agreement, SMG-Gold became a wholly owned subsidiary of the Company.

A description of the specific terms and conditions of the acquisition of SMG-Gold by the Company are set forth in the Share Exchange Agreement, which was originally disclosed on Form 8-K filed with the Commission on April 6, 2020 as Exhibit 10.01 and is incorporated herein by reference, and the Waiver of Conditions & Closing Agreement dated June 1, 2020, which is filed as Exhibit 10.03 hereto, and the terms of which are incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

As a result of the closing of the Share Exchange Agreement, SMG-Gold became a wholly owned subsidiary of the Company. As of the date of the closing of the Share Exchange Agreement, there were no material relationships between the Company and SMG or between the Company and any of SMG’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Share Exchange Agreement.

Further, as a result of, and as part of, the closing of the Share Exchange Agreement, the Company has assumed various direct financial obligations of SMG-Gold. Specifically, the Company has assumed the following obligations: (1) $100,000 cash payment due on or before July 15, 2020; (2) $400,000 cash payment due on or before August 15, 2020; (3) $250,000 cash payment due on or before October 15, 2020; and (4) one-time issuance of 4,000,000 shares of the Company’s restricted common stock (the “SMG Payments”) at a cost basis of $0.3875 per share.  The SMG Payments are all due and payable to Bulat Umbetocivh Kulchimbayev (“Kulchimbayev”) and/or his assignees.

A description of the specific terms and conditions of the acquisition of SMG Payments due and owing by the Company are set forth in Addendum #4 by and between SMG-Gold and Kulchimbayev dated June 1, 2020 (the “Addendum”), filed herewith as Exhibit 10.04.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement and Addendum are incorporated by reference into this Item 3.02.

Cancellation of 15,000,000 Shares of Common Stock / Issuance of Series B Preferred

On June 1, 2020, Joel Dulatre Cortez (“Cortez”) and Mark Christian Soo (“Soo”) agreed to cancel and return to authorized but unissued status an aggregate of 15,000,000 shares of the Company’s common stock, 10,000,000 shares of which were held by Cortez and 5,000,000 shares of which were held by Soo. In exchange therefore, Cortez will receive 1,000,000 shares of the Company’s Series B Preferred stock and Soo will receive 500,000 shares of the Company’s Series B Preferred stock. The Series B Preferred stock votes and converts to common stock at a ratio of 10 to 1.

Capitalization Table

The following table sets forth certain information regarding the Company's common stock beneficially owned on June 2, 2020, for (i) each shareholder the Company knows to be the beneficial owner of 5% or more of its outstanding common stock, (ii) each of the Company's executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of the Company's knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At June 2, 2020, 15,020,000 shares of the Company's common stock were outstanding.

Name of Person or Group	# of Shares of Common Stock Owned	% of Common Stock Ownership	# of Preferred A Stock Owned	% of Preferred A Stock Ownership	# of Preferred B Stock Owned	% of Preferred B Stock Ownership	# of Preferred C Stock Owned	% of Preferred C Stock Ownership	Total Voting Securities	% of Ownership of Voting Securities
James E. Jenkins	20,000	0.00133%	NIL	0.00%	NIL	NIL	NIL	NIL	20,000	0.00015%

Scythian Mining Group	NIL	0.00%	1,000,000	100.00%	NIL	NIL	1,000,000	100.00%	100,000,000	74.6%

Abellant Trust	NIL	0.00%	NIL	0.00%	1,500,000	100%	NIL	NIL	15,000,000	11.2%

All executive officers and directors as a group (three persons)	20,000	0.00105%	1,000,000	100.00%	1,500,000	100%	1,000,000	100.00%	115,020,000	85.8%

(1)Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. The total voting securities as of June 2, 2020 is 134,020,000 shares and the percentage of ownership of voting securities above is based off of such number.

(2)The Series A Preferred Shares carry the following rights, preferences and privileges, each Series A Preferred Share has voting rights of 100-1, the equivalent of 100,000,000 voting shares prior to conversion, and each share of Series A Preferred Stock converts into shares of the Company’s common stock at a rate of one Series A Preferred Share for 15 shares of the Company’s common stock, for a total, on an as converted basis, of 15,000,000 common shares.

(3) The Series C Preferred Shares carry the following rights, preferences and privileges, each Series C Preferred Share has no voting rights (prior to conversion) and each share of Series C Preferred Stock converts into shares of the Company’s common stock at a rate of one Series A Preferred Share for 30 shares of the Company’s common stock, for a total on an as converted basis of 30,000,000 common shares.

(4)Barry Davis has voting and dispositive control over the Series A Preferred Shares and the Series C Preferred Shares as he is the Managing Director of Scythian Mining Group Limited.

(5)The Series B Preferred Shares carry the following rights, preferences and privileges, each Series B Preferred Share has voting rights (prior to conversion) of 10-1 and each share of Series B Preferred Stock converts into shares of the Company’s common stock at a rate of one Series B Preferred Share for 10 shares of the Company’s common stock, for a total, on an as converted basis, of 15,000,000 common shares.

(6)Victor Elias, trustee for the Abellant Trust, has voting and dispositive control over the Series B Preferred Shares.

(7)The security ownership in the above table reflects and accounts for all of the issuances and cancellations as described in this Form 8-K, some of which are still pending either issuance or cancellation.

Exemption from Registration. The shares of common stock and preferred stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States. The share issuances described herein are exempt transactions pursuant to Section 4(2) of the Securities Act as the acquisition was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.01	Share Exchange Agreement by and among Palayan Resources, Inc., a Nevada corporation, Scythian Mining Group Limited, and SMG-Gold B.V. (1)

10.03	Waiver of Conditions & Closing Agreement by and among Palayan Resources, Inc., a Nevada corporation (the “Company”), Scythian Mining Group Limited, and SMG-Gold B.V. dated June 2, 2020. (2)

10.04	Addendum #4 by and between SMG-Gold and Kulchimbayev dated June 2, 2020. (2)

(1)Filed with the Commission on Form 8-K on April 6, 2020 as Exhibit 10.01.

(2)Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palayan Resources, Inc.

Dated: June 2, 2020		/s/James Jenkins
	By:	James Jenkins
	Its:	Chief Executive Officer